Exhibit 3.4

AMENDED AND RESTATED
BYLAWS
OF
OPTICAL CABLE CORPORATION
(In effect as of March 9, 2023)

TABLE OF CONTENTS

ARTICLE I

OFFICES
1.1	Registered Office	1
1.2	Offices	1

ARTICLE II
MEETINGS OF SHAREHOLDERS
2.1	Location, Organization and Order of Business	1
2.2	Annual Meetings	1
2.3	Special Meetings	1
2.4	Notice of Meeting	2
2.5	Shareholders’ Records	2
2.6	Quorum; Meeting Adjournment; Presence by Remote Means	2
2.7	Organization	3
2.8	Notice of Shareholder Business and Nominations	3
2.9	Voting Thresholds; Proxies	7
2.10	Number of Votes Per Share	7
2.11	Action by Written Consent of Shareholders; Electronic Consent; Notice of Action	7
2.12	Inspectors	7

ARTICLE III
DIRECTORS
3.1	Authorized Directors	8
3.2	Vacancies	8
3.3	Board Authority	8
3.4	Location of Meetings	8

3.5	First Meeting	8
3.6	Regular Meetings	8
3.7	Special Meetings	8
3.8	Quorum	8
3.9	Action Without a Meeting	8
3.10	Telephonic Meetings	8
3.11	Committees	9
3.12	Minutes of Meetings	9
3.13	Compensation of Directors	9
3.14	Removal of Directors; Resignations	9
3.15	Notice	9

ARTICLE IV
COMMITTEES OF DIRECTORS
4.1	Committees	9
4.2	Authority of Committees	10
4.3	Audit Committee	10
4.4	Compensation Committee	10
4.5	Nominating and Governance Committee	10
4.6	Committee Meetings; Miscellaneous	10

ARTICLE V
OFFICERS
5.1	Officers	10
5.2	Election; Term	10
5.3	Removal of Officers	10
5.4	Duties of Chairman	10

5.5	Duties of the President	10
5.6	Duties of the Secretary	11
5.7	Duties of the Chief Financial Officer and/or the Treasurer	11
5.8	Duties of Other Officers	11
5.9	Voting Securities of Other Corporations	11
5.10	Bonds	11

ARTICLE VI
SHARE CERTIFICATES
6.1	Form	11
6.2	Transfer	12
6.3	Restrictions on Transfer	12
6.4	Lost or Destroyed Share Certificates	12
6.5	Registered Shareholders	12

ARTICLE VII
MISCELLANEOUS PROVISIONS
7.1	Corporate Seal	12
7.2	Fiscal Year	12
7.3	Amendments	12

Amended and Restated Bylaws of Optical Cable Corp.

OPTICAL CABLE CORPORATION AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

1.1    Registered Office. The registered office of Optical Cable Corporation (the “Corporation”) shall be in Roanoke, Virginia.

1.2    Offices. The Corporation may also have offices at such other places both within and without the Commonwealth of Virginia as the board of directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS

2.1    Location, Organization and Order of Business. All meetings of the shareholders shall be held at such place, if any, either within or without the Commonwealth of Virginia, as shall be designated from time to time by the Board and stated in the notice of the meeting; provided that the Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Virginia Stock Corporation Act (the “VSCA”). The Chairman or, in the Chairman's absence, the President shall serve as chairman at all meetings of the shareholders. In the absence of both of the foregoing officers or if both of them decline to serve, the Board of Directors may appoint any person to act as chairman. The Secretary or, in the Secretary's absence, an Assistant Secretary shall act as secretary at all meetings of the shareholders. In the event that neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall have the authority to establish the order of business, to make such rules and regulations, to establish such procedures and to take such steps as the chairman of the meeting may deem necessary or desirable for the proper conduct of each meeting of the shareholders, including, without limitation, the authority to make the agenda, adjourn and/or reconvene meetings, and to establish procedures for (i) dismissing of business not properly presented, (ii) maintaining of order and safety, (iii) placing limitations on the time allotted to questions or comments on the affairs of the Corporation, (iv) placing restrictions on attendance at a meeting by persons or classes of persons who are not shareholders or their proxies, (v) restricting entry to a meeting after the time prescribed for the commencement thereof and (vi) commencing, conducting and closing voting on any matter.

2.2    Annual Meetings. Annual meetings of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board and stated in the notice of the meeting, at which they shall elect a Board, and transact such other business as may properly be brought before the meeting.

2.3    Special Meetings.

(a) Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may only be called by: (i) the President, (ii) the President or Secretary at the request in writing of a majority of the Board, or (iii) by the Secretary at the request in writing of shareholders owning at least 50% in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at the meeting. Such request shall be delivered to the Secretary at the Corporation’s principal executive offices and signed by each shareholder, or a duly authorized agent of such shareholder, requesting the special meeting and shall set forth: (i) a brief description of each matter of business desired to be brought before the special meeting; (ii) the reasons for conducting such business at the special meeting; (iii) the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); and (iv) the information required in Section 2.8(b) of these Bylaws, as applicable.

(b)    Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice; provided, however, that in the case of a special meeting requested by the shareholders, nothing herein shall prohibit the Board from submitting additional matters to the shareholders at any such special meeting.

(c)    A special meeting requested by shareholders shall be held on such date and at such time as may be fixed by the Board; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by shareholders shall not be held if: (i) the Board has called or calls for an annual or special meeting of the shareholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in the request; (ii) the stated business to be brought before the special meeting is not a proper subject for shareholder action under applicable law; (iii) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of shareholders held within 120 days prior to the receipt by the Secretary of the request for the special meeting (and, for purposes of this Section 2.3(c)(iii), the election of directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors); or (iv) the special meeting request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”).

(d)    A shareholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary at the Corporation’s principal executive offices, and, if following such revocation, there are unrevoked requests from shareholders holding in the aggregate less than the requisite percentage of the entire capital stock of the Corporation entitling the shareholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting.

2.4    Notice of Meeting. Whenever shareholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner provided in the VSCA, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically by the Secretary to each shareholder of record entitled to vote thereat as of the record date for determining the shareholders entitled to notice of the meeting. Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting.

2.5    Shareholders’ Records. The Corporation shall prepare, no later than the 10th day before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address (but not the electronic address or other electronic contact information) of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination by any shareholder, for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to those persons who are the shareholders entitled to examine the stock ledger and the list of shareholders or to vote in person or by proxy at any meeting of shareholders.

2.6    Quorum; Meeting Adjournment; Presence by Remote Means.

(a)    Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the chair of the meeting or the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Section 2.6(b) below, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

(b)    Meeting Adjournment. The chair of the meeting shall have the power to adjourn the meeting from time to time for any reasonable purpose. Any meeting of the shareholders may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are provided in accordance with applicable law. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for shareholders entitled to vote at the adjourned meeting, the Board shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

(c)    Presence by Remote Means. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication:

(i)    participate in a meeting of shareholders; and

(ii)    be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.7    Organization. The Chair of the Board shall act as chair of all meetings of the shareholders. The Board may designate any other director or officer of the Corporation to act as chair of any meeting in the absence of the Chair of the Board, and the Board may further provide for determining who shall act as chair of any shareholders meeting in the absence of the Chair of the Board and such designee. The Board may adopt such rules and regulations for the conduct of any meeting of the shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of shareholders and the safety of those in attendance as, in the judgment of the chair, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of shareholders, whether adopted by the Board or by the chair of the meeting, may include without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chair of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; and (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any). Subject to any rules and regulations adopted by the Board, the chair of the meeting may convene any meeting of shareholders and, for any reason, from time to time, adjourn and or recess any meeting of shareholders pursuant to Section 2.6(b) of these Bylaws.

2.8    Notice of Shareholder Business and Nominations.

(a)    Annual Meetings of Shareholders.

(1)    Nominations for the election of directors and the proposal of other business at an annual meeting may be made only: (i) by or at the direction of the Board or any committee thereof; or (ii) by a shareholder of the Corporation who was a shareholder of record at the time the notice provided for in this Section 2.8 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with this Section 2.8. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a shareholder to make a director nomination or propose other business at an annual meeting of shareholders (other than a proposal included in the Corporation definitive proxy statement for the applicable shareholders meeting pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”)).

(2)    For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 2.8(a)(1)(ii), the shareholder must have given timely and proper notice thereof in writing to the Secretary and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for shareholder action. To be timely, a shareholder's notice must be given, either by personal delivery to the Secretary or an Assistant Secretary at the principal office of the Corporation or by registered or certified United States mail, with postage thereon prepaid, addressed to the Secretary at the principal office of the Corporation. Any such notice must be received not less than 120 days nor more than 150 days before the date of the anniversary of the immediately preceding annual meeting of shareholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the 120th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

(3)     In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. The number of persons a shareholder may nominate for election as a director at the annual meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of persons a shareholder may nominate for election as a director at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

(4)    A shareholder’s notice to the Secretary with respect to business proposed to be brought before a meeting shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the meeting (including the text of any proposed amendment to these Bylaws in the event that such business includes a proposal to amend these Bylaws), and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s stock ledger, of such shareholder proposing such business, the name and address of any beneficial owner on whose behalf the proposal is being made and the name and address of any of their respective affiliates or associates or other parties with whom such shareholder or such beneficial owner is acting in concert (each, an “Associated Person”), (iii) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (iv) the class and number of shares of stock of the Corporation owned (directly or indirectly) beneficially and of record by the shareholder and any beneficial owner on whose behalf the proposal is being made, and any Associated Person, (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owner, and any Associated Person, whether or not such instrument or right shall be subject to settlement in an underlying class of stock of the Corporation (collectively, “Derivative Instruments”), the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, or any Associated Person, with respect to shares of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation, (vi) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the shareholder and any beneficial owner on whose behalf the proposal is being made, or any Associated Person, has a right to vote or direct the voting of any of the Corporation’s securities, (vii) any rights to dividends on the shares of the Corporation owned beneficially by the shareholder and any Associated Person that are separated or separable from the underlying shares of the Corporation, (viii) any proportionate interest in shares of the Corporation or any Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability corporation or similar entity in which the shareholder, the beneficial owner or any Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability corporation or similar entity, (ix) any performance-related fees (other than an asset-based fee) that the shareholder, the beneficial owner or any Associated Person is entitled to based on the increase or decrease in the value of shares of the Corporation or Derivative Instruments, (x) any material interest of the shareholder and any beneficial owner on whose behalf the proposal is being made, and any Associated Person, in such business and (xi) any other information as reasonably requested by the Corporation. The shareholder shall (a) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this Section 2.8(a)(3) and (b) promptly update and supplement information previously provided to the Corporation pursuant to this Section 2.8(a)(3), if necessary, so that the information provided or required to be provided shall be true and complete (y) as of the record date for the meeting of shareholders and (z) as of the date that is 10 days prior to the meeting of shareholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Corporation’s principal executive offices. The immediately foregoing provisions shall not be construed to extend any applicable deadlines hereunder, enable a shareholder to change the business proposed for the meeting after the advance notice deadlines hereunder have expired or limit the Corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by a shareholder. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to present such business, such proposal shall be disregarded and such business shall not be transacted, notwithstanding that the Corporation may have received proxies in respect of such vote.

In addition to the other requirements of this Section 2.8(a)(3) with respect to any business proposed by a shareholder to be made at a meeting, each shareholder, any beneficial owner on whose behalf the proposal is being made and any Associated Person shall also comply with all applicable requirements of the Articles of Incorporation, these Bylaws and state and federal law, including the Exchange Act, with respect to any such proposal or the solicitation of proxies with respect thereto.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.8. The chair of a meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 2.8. If the chair of the meeting should so determine, he or she shall so declare to the meeting, and the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.8(a)(3), a shareholder seeking to have a proposal included in the Corporation’s proxy statement shall, in order to do so, comply with the requirements of Regulation 14A under the Exchange Act (including Rule 14a-8 or its successor provision).

(5)    A shareholder’s notice to the Secretary with respect to a nomination of one or more persons for election as directors at a meeting by a shareholder of the Corporation (a “Shareholder Nominee”) shall set forth (a) the name and address, as they appear on the Corporation’s stock ledger, of the shareholder giving the notice, the name and address of any beneficial owner on whose behalf the nomination is being made and the name and address of any Associated Person, (b) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (c) the class and number of shares of stock of the Corporation owned (directly or indirectly) beneficially and of record by such shareholder and any beneficial owner on whose behalf the notice is given and any Associated Person, (d) a description of any Derivative Instrument that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owner, and any Associated Person, whether or not such instrument or right shall be subject to settlement in an underlying class of stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, or any Associated Person, with respect to shares of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation, (e) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the shareholder and any beneficial owner on whose behalf the nomination is being made, or any Associated Person, has a right to vote or direct the voting of any of the Corporation’s securities, (f) any rights to dividends on the shares of the Corporation owned beneficially by the shareholder and any Associated Person that are separated or separable from the underlying shares of the Corporation, (g) any proportionate interest in shares of the Corporation or any Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability corporation or similar entity in which the shareholder, the beneficial owner or any Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability corporation or similar entity, (h) any performance-related fees (other than an asset-based fee) that the shareholder, the beneficial owner or any Associated Person is entitled to based on the increase or decrease in the value of shares of the Corporation or Derivative Instruments, (i) a description of all agreements, arrangements and understandings between such shareholder or such beneficial owner or any Associated Person and each Shareholder Nominee with respect to such Shareholder Nominee’s service or duties as a nominee or director of the Corporation, including any direct or indirect confidentiality, compensation, reimbursement or indemnification arrangement in connection with such Shareholder Nominee’s service or action as a nominee or director or any commitment or assurance as to how such Shareholder Nominee will act or vote on any matter, (j) the information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such shareholder and any beneficial owner on whose behalf the notice is given and (k) any other information as reasonably requested by the Corporation. Each such shareholder’s notice pursuant to this Section 2.8(a)(4) shall also set forth (i) the name, age, business address and, if known, residence address of each Shareholder Nominee for whom the shareholder is proposing or intends to solicit proxies and of each Shareholder Nominee who would be presented for election at the annual meeting in the event of a need to change the shareholders’ original slate, (ii) the principal occupation or employment of each Shareholder Nominee, (iii) the class and number of shares of stock of the Corporation that are owned beneficially and of record by each Shareholder Nominee, (iv) any other information relating to each Shareholder Nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required to be disclosed under the VSCA or applicable listing standards of the primary exchange on which the Corporation’s capital stock is listed or by the rules and regulations of the SEC promulgated under the Exchange Act, including any proxy statement filed pursuant thereto (in each case, assuming the election is contested), (v) a representation as to whether the shareholder, the beneficial owner, if any, or any Associated Person intends to solicit proxies in support of director nominees other than a director nominee made by the Board or a committee appointed by the Board (each a “Board Nominee”) in compliance with the requirements of Rule 14a-19(b) under the Exchange Act, including a statement that the shareholder, the beneficial owner, if any, or any Associated Person intends to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote in the election of directors, and (vi) the written consent of such Shareholder Nominee to be named in proxy statements as a nominee and to serve as a director if elected for the full term. The shareholder shall (1) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this Section 2.8(a)(4) and (2) promptly update and supplement information previously provided to the Corporation pursuant to this Section 2.8(a)(4), if necessary, so that the information provided or required to be provided shall be true and complete (y) as of the record date for the meeting and (z) as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Corporation’s principal executive offices.

In addition to the other requirements of this Section 2.8(a)(4) with respect to any nomination proposed by a shareholder to be made at a meeting, each shareholder, any beneficial owner on whose behalf the nomination is being made and any Associated Person shall also comply with all applicable requirements of the Articles of Incorporation, these Bylaws and state and federal law, including the Exchange Act (including Rule 14a-19 thereunder), with respect to any such nomination or the solicitation of proxies with respect thereto. In addition to the other requirements of this Section 2.8(a)(4), unless otherwise required by law, (i) no shareholder, beneficial owner or Associated Person shall solicit proxies in support of any nominees other than Board Nominees unless such shareholder, beneficial owner and Associated Person have complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner, and (ii) if such shareholder, beneficial owner or Associated Person (1) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (2) subsequently fails to comply with any of the requirements of Rule 14a-19 under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such shareholder’s nominees. Upon request by the Corporation, if any shareholder, beneficial owner or Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such shareholder, beneficial owner or Associated Person shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that such shareholder, beneficial owner or Associated Person has met the requirements of Rule 14a-19 under the Exchange Act.

The immediately foregoing provisions shall not be construed to extend any applicable deadlines hereunder, enable a shareholder to change the person or persons specified in the notice for election as director after the advance notice deadlines hereunder have expired or limit the Corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by a shareholder. The Secretary shall deliver each shareholder’s notice under this Section 2.8(a)(4) that has been timely received to the Board or a committee designated by the Board for review.

Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to nominate the individual set forth in the shareholder’s notice of nomination as a director, such nomination shall be disregarded, notwithstanding that the Corporation may have received proxies in respect of such vote.

In addition to the information required to be provided by shareholders pursuant to this Section 2.8(a)(4), each Shareholder Nominee and each Board Nominee shall provide to the Secretary the following information: (i) a completed copy of the Corporation’s form of director’s questionnaire and a written consent of the Shareholder Nominee or the Board Nominee to the Corporation following such processes for evaluation of such nominee as the Corporation follows in evaluating any person being considered for nomination to the Board of Directors, as provided by the Secretary; (ii) the Shareholder Nominee’s or the Board Nominee’s agreement to comply with the Corporation’s corporate governance, conflict of interest, confidentiality, share ownership and share trading policies, as provided by the Secretary; (iii) written confirmation that the Shareholder Nominee or the Board Nominee (A) does not have, and will not have or enter into, any agreement, arrangement or understanding as to how he or she will vote on any matter, if elected as a director of the Corporation, and (B) is not a party to, and will not become a party to, any agreement, arrangement or understanding with any person or entity, including any direct or indirect compensation, reimbursement or indemnification arrangement with any person or entity other than the Corporation in connection with such nominee’s service or action as a director of the Corporation the terms of which have not been fully disclosed in advance to the Secretary; (iv) written disclosure of any transactions between the shareholder and the Shareholder Nominee within the preceding five years; and (v) any additional information as necessary to permit the Board to determine if each Shareholder Nominee and Board Nominee is independent under applicable listing standards with respect to service on the Board or any committee thereof, under any applicable rules of the SEC, and under any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence and qualifications of the Corporation’s directors.

Notwithstanding anything in these Bylaws to the contrary, no nomination for the election of a director shall be considered and voted upon at a meeting except in accordance with the procedures set forth in this Section 2.8. The chair of a meeting shall, if the facts warrant, determine that a nomination for the election of a director was not brought before the meeting in accordance with the procedures prescribed by this Section 2.8. If the chair of the meeting should so determine, he or she shall so declare to the meeting, and the nomination for the election of such director not properly brought before the meeting shall not be considered and voted upon.

(b)    Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or any committee thereof or shareholders pursuant to Section 2.3 of these Bylaws or (2) provided that the Board has, or shareholders pursuant to Section 2.3 of these Bylaws have, determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.8(b), as applicable, and who is a shareholder of record at the time such notice is delivered to the Secretary and at the time of the special meeting. Clause (2) of the immediately preceding sentence shall be the exclusive means for a shareholder to make nominations before a special meeting of shareholders. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting in accordance with this Section 2.8(b) if the shareholder’s notice as required by Section 2.8(a)(2) and Section 2.8(a)(4) (as if such special meeting of shareholders was an annual meeting of shareholders) shall be delivered to the Secretary at the principal executive officers of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the adjournment or postponement of a special meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

2.9    Voting Thresholds; Proxies. Unless otherwise required by law or the Articles of Incorporation, the election of directors shall be decided by a plurality of the votes cast at a meeting of the shareholders, at which a quorum is present, by the holders of stock entitled to vote in the election. Unless otherwise required by law, the Articles of Incorporation, or these Bylaw, any matter, other than the election of directors, brought before any meeting of shareholders, at which a quorum is present, shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Each shareholder entitled to vote at a meeting of shareholders or to consent to corporate action without a meeting may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as proxy may be documented, signed, and delivered in accordance with the VSCA provided that such authorization shall set forth, or be delivered with, information enabling the Corporation to determine the identity of the shareholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Unless required by statute or determined by the chair of the meeting to be advisable, voting at meetings of shareholders need not be by written ballot.

Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

2.10    Number of Votes Per Share. Unless otherwise provided in the Articles of Incorporation, each shareholder shall at every meeting of the shareholders be entitled to one vote by such shareholder or by proxy for each share of the capital stock having voting power held by such shareholder.

2.11    Action by Written Consent of Shareholders; Electronic Consent; Notice of Action.

(a)    Action by Written Consent of Shareholders. Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, is signed in a manner permitted by law by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Written shareholder consents shall bear the date of signature of each shareholder who signs the consent in the manner permitted by law and shall be delivered to the Corporation as provided in Section 2.11(b). No written consent shall be effective to take the action set forth therein unless, within 60 days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of shareholders to take the action set forth therein are delivered to the Corporation.

(b)    Electronic Consent. An electronic transmission consenting to an action to be taken and transmitted by a shareholder or proxyholder, or a person or persons authorized to act for a shareholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section; provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the shareholder or proxyholder or by a person or persons authorized to act for the shareholder or proxyholder and (ii) the date on which such shareholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.

(c)    Notice of Action. Prompt notice of any action taken pursuant to this Section 2.11 shall be provided to the shareholders in accordance with the VSCA.

2.12    Inspectors. The Board shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the chair of the meeting. Each inspector before entering upon the discharge of such duties shall take and sign an oath to faithfully execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. The inspector(s) shall (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at a meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. On request of the person presiding at the meeting, the inspector(s) shall report in writing on any challenge, question or matter determined by the inspector(s) and execute a certificate of any fact found by the inspector(s).

ARTICLE III
DIRECTORS

3.1    Authorized Directors. The number of directors shall be determined from time to time by resolution of the Board, and each director elected shall hold office until his or her successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Directors need not be shareholders.

3.2    Vacancies. Unless otherwise provided in the Articles of Incorporation, as it may be amended, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

3.3    Board Authority. The business of the Corporation shall be managed by or under the direction of the Board.

3.4    Location of Meetings. The Board may hold meetings, both regular and special, either within or without the Commonwealth of Virginia.

3.5    First Meeting. The first meeting of each newly elected Board shall be held after each annual meeting of shareholders and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting.

3.6    Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7    Special Meetings. Special meetings of the Board may be called by the Chair of the Board upon notice to each director; special meetings shall be called by the Chair of the Board or Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director, in which case special meetings shall be called by the Chair of the Board or Secretary in like manner and on like notice on the written request of the sole director. Notice of any special meeting shall be given to each director at his or her business or residence in writing, or by facsimile transmission, telephone communication or electronic transmission; provided that, with respect to electronic transmission, the director has consented to receive the form of transmission at the address to which it is directed. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five days before such meeting. If by facsimile transmission or other electronic transmission, such notice shall be transmitted at least 24 hours before such meeting. If by telephone, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board needs be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 7.3. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.

3.8    Quorum. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and any act of a majority of the directors present at any meeting at which there is a quorum shall be an act of the Board, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum is not present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.9    Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing, writings, electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

3.10    Telephonic Meetings. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board or any committee designated by the Board may participate in a meeting of the Board or any committee, by means of conference telephone or other means of communication by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

3.11    Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Except as otherwise provided by applicable law, any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board.

Unless the Board provides otherwise, at all meetings of a committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

3.12    Minutes of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

3.13    Compensation of Directors. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.14    Removal of Directors; Resignations. The shareholders may remove one or more directors with or without cause. If a director is elected by a voting group, only the shareholders of that voting group may elect to remove such director. Unless the Articles of Incorporation require a greater vote, a director may be removed if the number of votes cast to remove such director constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected. A director may be removed by the shareholders only at a meeting called for the purpose of removing such director and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director.

3.15    Notice.

(a)    Except as otherwise provided, whenever notice is required to be given to any director by applicable law, the Articles of Incorporation or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, email, or by other means of electronic transmission, as provided in the VSCA.

(b)    Whenever notice to directors is required by applicable law, the Articles of Incorporation, or these Bylaws, a waiver thereof, in writing, signed by, or by electronic transmission by the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or committee meeting need be specified in any waiver of notice.

ARTICLE IV
COMMITTEES OF DIRECTORS

4.1 Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Unless otherwise provided in these Bylaws, each committee shall have two or more members who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by a majority of all of the directors in office when the action is taken.

4.2 Authority of Committees. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except that a committee may not (i) approve or recommend to shareholders action that is required by law to be approved by shareholders, (ii) fill vacancies on the Board of Directors or on any of its committees, (iii) amend the Articles of Incorporation, (iv) adopt, amend, or repeal these Bylaws, (v) approve a plan of merger not requiring shareholder approval, (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; provided, however, that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

4.3 Audit Committee. The Board of Directors shall appoint an Audit Committee consisting of not less than three (3) directors whose membership shall meet the NASDAQ listing requirements, as amended from time to time. The responsibilities of the Audit Committee shall be determined by the Board of Directors and may be set forth in a Charter as approved from time to time by the Board of Directors.

4.4 Compensation Committee. The Board of Directors shall appoint a Compensation Committee consisting of not less than two (2) directors, whom shall not be officers of the Corporation, and whose membership shall meet the NASDAQ listing requirements, as amended from time to time. The responsibilities of the Compensation Committee shall be determined by the Board of Directors and may be set forth in a Charter as approved from time to time by the Board of Directors.

4.5 Nominating and Governance Committee. The Board of Directors shall appoint a Nominating and Governance Committee consisting of not less than two (2) directors, none of whom shall be officers of the Corporation, and whose membership shall meet the NASDAQ listing requirements as amended from time to time. The responsibilities of the Nominating and Governance Committee shall be determined by the Board of Directors and may be set forth in a Charter as approved from time to time by the Board of Directors.

4.6 Committee Meetings; Miscellaneous. The provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements and compensation of the Board of Directors shall apply to committees of directors and their members as well.

ARTICLE V
OFFICERS

5.1 Officers. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Secretary, a Chief Financial Officer or Treasurer, and, in the discretion of the Board of Directors or the Chairman, one or more Vice-Presidents and such other officers as may be deemed necessary or advisable to carry on the business of the Corporation. Any two or more offices may be held by the same person.

5.2 Election; Term. The Chairman, the President, the Secretary and the Chief Financial Officer or Treasurer shall be elected by the Board of Directors. The Chairman or the Board of Directors may, from time to time, appoint other officers. Officers elected by the Board of Directors shall hold office, unless sooner removed, until the next annual meeting of the Board of Directors or until their successors are elected. Officers appointed by the Chairman shall hold office, unless sooner removed, until their successors are appointed. The action of the Chairman in appointing officers shall be reported to the next regular meeting of the Board of Directors after it is taken. Any officer may resign at any time upon written notice to the Board of Directors or the officer appointing such officer and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date.

5.3 Removal of Officers. The Board of Directors may remove any officer at any time, with or without cause. The Chairman may remove any officer he or she appoints at any time, with or without cause. Such action by the Chairman shall be reported to the next regular meeting of the Board of Directors after it is taken.

5.4 Duties of the Chairman. The Chairman shall be the Chief Executive Officer of the Corporation. The Chairman shall have general charge of and be charged with the duty of supervision of the business of the Corporation and shall perform such duties as may, from time to time, be assigned to the Chairman by the Board of Directors.

5.5 Duties of the President. The President shall have such powers and perform such duties as generally pertain to that position or as may, from time to time, be assigned to the President by the Chairman or the Board of Directors.

5.6 Duties of the Secretary. The Secretary shall have the duty to see that a record of the proceedings of each meeting of the shareholders, the Board of Directors and any committee of the Board of Directors is properly recorded and that notices of all such meetings are duly given in accordance with the provisions of these Bylaws or as required by law; may affix the corporate seal to any document the execution of which is duly authorized, and when so affixed may attest the same; and, in general, shall perform all duties incident to the office of secretary of a corporation and such other duties as, from time to time, may be assigned to the Secretary by the Chairman, the President or the Board of Directors or as may be required by law.

5.7 Duties of the Chief Financial Officer and/or the Treasurer. The Corporation may have a Chief Financial Officer and/or a Treasurer, as determined from time to time by the Chairman, the President or the Board of Directors. The Chief Financial Officer or the Treasurer, if there be one, or both, shall be subject to the control of the Board of Directors, the Chairman and the President, have charge of and be responsible for all securities, funds, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all monies or valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority granted by the Board of Directors; shall be custodian of the financial records of the Corporation; shall keep or cause to be kept full and accurate records of all receipts and disbursements of the Corporation; and shall have charge of and be responsible for all internal and external financial accounting functions and treasury functions; Directors, whenever requested, an account of the financial condition of the Corporation; and, shall perform such duties as may be assigned to the Chief Financial Officer or the Treasurer, by the Chairman, the President or the Board of Directors.

5.8 Duties of Other Officers. The other officers of the Corporation, which may include Vice Presidents, Assistant Vice Presidents, Assistant Treasurers, a Controller or Assistant Controllers, and Assistant Secretaries, shall have such authority and perform such duties as shall be prescribed by the Chairman, the President, the Board of Directors or by other officers authorized by the Board of Directors or these Bylaws to appoint them to their respective offices. To the extent that such duties are not so stated, such officers shall have such authority and perform the duties which generally pertain to their respective offices, subject to the control of the Chairman, the President or the Board of Directors.

5.9 Voting Securities of Other Corporations. Unless otherwise provided by the Board of Directors, each of the Chairman, President or the Secretary, in the name and on behalf of the Corporation, may appoint from time to time such officer or any other person (or persons) as proxy, attorney or agent for the Corporation to cast the votes which the Corporation may be entitled to cast as a shareholder, member or otherwise in any other corporation, partnership or other legal entity, domestic or foreign, whose stock, interests or other securities are held by the Corporation, or to consent in writing to any action by such other entity, or to exercise any or all other powers of this Corporation as the holder of the stock, interests or other securities of such other entity. Each of the Chairman, President or the Secretary may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation and under its corporate seal such written proxies, consents, waivers, or other instruments as may be deemed necessary or proper. Each of the Chairman, President or the Secretary may attend any meeting of the holders of stock, interests or other securities of any such other entity and vote or exercise any or all other powers of this Corporation as the holder of the stock, interest or other securities of such other entity.

5.10 Bonds. The Board of Directors may require that any or all officers, employees and agents of the Corporation give bond to the Corporation, with sufficient sureties, conditioned upon the faithful performance of the duties of their respective offices or positions.

ARTICLE VI
SHARE CERTIFICATES

6.1 Form. Shares of the Corporation shall, when fully paid, be evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Certificates shall be signed by the President and the Secretary and may (but need not) be sealed with the seal of the Corporation. The seal of the Corporation and any or all of the signatures on a share certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued it may be issued by the Corporation with the same effect as if such individual or entity were such officer, transfer agent or registrar on the date of issue. Notwithstanding the foregoing, the Board of Directors may authorize the issue of shares of the Corporation without certificates. Within a reasonable time after the issue or transfer of share without certificates, the Corporation shall cause to be sent to shareholders holding shares not evidenced by certificates a written statement of the information required on certificates as required by applicable law.

6.2 Transfer. The Board of Directors may make rules and regulations concerning the issue, registration and transfer of shares and/or certificates representing shares of the Corporation. Transfers of shares and/or certificates representing shares shall be made upon the books of the Corporation by book entry or by surrender of the certificates representing such shares endorsed or accompanied by written assignments given by the record owners or their attorneys-in-fact.

6.3 Restrictions on Transfer. A lawful restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of the certificate representing the shares or has been otherwise communicated in accordance with the requirements of law. Unless so noted or communicated, a restriction is not enforceable against a person without knowledge of the restriction.

6.4 Lost or Destroyed Share Certificates. The Corporation may issue a new share certificate or a written confirmation of its records with respect to shares in the place of any certificate theretofore issued which is alleged to have been lost or destroyed and may require the owner of such certificate, or his legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate or written confirmation.

6.5 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person. The Corporation shall not be liable for registering any transfer of shares which are registered in the name of a fiduciary unless done with actual knowledge of facts which would cause the Corporation's action in registering the transfer to amount to bad faith.

ARTICLE VII
MISCELLANEOUS PROVISIONS

7.1 Corporate Seal. The corporate seal of the Corporation shall be circular and shall have inscribed thereon, within and around the circumference "OPTICAL CABLE CORPORATION". In the center shall be the word "SEAL".

7.2 Fiscal Year. The fiscal year of the Corporation shall be determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be the twelve months ending October 31.

7.3 Amendments. These Bylaws may be amended or repealed, and new Bylaws may be adopted by the Board of Directors, at any regular or special meeting of the Board of Directors. Bylaws adopted by the Board of Directors may be repealed or changed and new Bylaws may be adopted by the shareholders, and the shareholders may prescribe that any Bylaw adopted by them shall not be altered, amended or repealed by the Board of Directors.